EXHIBIT(P)(2)

B.C. ZIEGLER AND COMPANY

CODE OF ETHICS WITH RESPECT TO
SECURITIES TRANSACTIONS OF ACCESS PERSONS

October 19, 2005

ToC-i

I.  INTRODUCTION

Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") requires federally registered investment advisers to establish, maintain and enforce written codes of ethics that include, among other matters, standards of business conduct required of "supervised persons," provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring "access persons" to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by B.C. Ziegler and Company (the “Firm”) for purposes of its activities as a registered investment adviser and is intended to comply with Advisers Act Rule 204A-1.

In addition to complying with the requirements of Advisers Act Rule 204A-1, this Code reflects the principal recommendations in the May 9, 1994 Report of the Investment Company Institute Advisory Group on Personal Investing. This Code is intended to provide guidance to Access Persons of the Firm in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of advisory clients of the Firm. A copy of this Code has been filed with the Securities and Exchange Commission and is available upon request to advisory clients of the Firm.

Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code. See Appendix H. You are required to certify annually that you have read, understood and complied with this Code. See Appendix D.

If you have any questions concerning this Code, please contact the Compliance Officer and/or the Firm’s counsel.

II.  DEFINITIONS.

A.
Access Person. "Access Person" means (1) any Advisory Person of the Firm; and (2) any Supervised Person who has access to non-public information regarding any Clients' purchase or sale of Securities or non-public information regarding the portfolio holdings of any Client or of the North Track Funds, Inc., for which the Firm serves as principal underwriter, or who is involved in making Securities recommendations to Clients, or has access to such recommendations that are non-public. All officers and directors (if any) of the Firm, who have any involvement with the investment advisory activities of the Firm, are considered Access Persons. The names of Access Persons are shown on Appendix A, which may be amended from time to time.

B.	Firm. The "Firm" means B.C. Ziegler and Company.

C.
Advisory Person. "Advisory Person" means any director, officer, general partner or employee of the Firm (1) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of a Client, or (2) whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Firm, the term "Advisory Person" includes such individual company, or any employee of such a company to the same extent as an employee of the Firm.

D.
Automatic Investment Plan. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

E.
Beneficial Ownership. "Beneficial Ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

F.
Being Considered for Purchase or Sale. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell such Security has been made and communicated by an Advisory Person, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

G.	Client. "Client" means any investment advisory client of the Firm.

H.	Compliance Officer. "Compliance Officer" means the Chief Compliance Officer of the Firm, as well as any designee appointed by such person.

I.	Control. "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

J.
Covered Security. "Covered Security" means any Security, except such term shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

K.
Federal Securities Laws. "Federal Securities Laws" means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted by the SEC or the Department of the Treasury.

L.
Initial Public Offering. "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

M.
Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio Securities of a Client. The names of Portfolio Managers are shown on Appendix A, which may be amended from time to time.

N.
Private Placement. "Private Placement" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

O.	Security. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) of the 1940 Act is available from the Compliance Officer.

P.
Supervised Persons. "Supervised Persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

III. STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the conduct and personal investment activities of all Access Persons and Supervised Persons.

Each Access Person and Supervised Persons shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:

A.
Recognize that the Firm has fiduciary duties to all Clients, which involves a duty at all times to deal fairly with, and act in the best interests of all Clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;

B.	At all times, place the interests of Clients before his or her personal interests;

C.	Comply with the applicable Federal Securities Laws;

D.	Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

E.	Not take any inappropriate advantage of his position with or on behalf of any Client; and

F.	Report promptly any violations of this Code to the Compliance Officer.

Access Persons and Supervised Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

IV. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.
Prior Clearance for Transactions in Covered Securities. Access Persons, as designated on Appendix A, are not required to obtain prior clearance in order to directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, so long as such Access Person sends a copy of the transaction confirmation or the Personal Trading Confirmation Form, a copy of which is attached as Appendix B, within seven calendar days to the Compliance Officer. However, for transactions that are exempt under Section V below, such documentation need not be provided. It shall be the responsibility of the Compliance Officer to review the documentation provided by Access Persons for such transactions. If any issue is discovered during the review process with regard to a transaction, the Compliance Officer or his designee shall immediately inform the management of the Firm so that, if necessary, appropriate remedial actions may be taken. No person may review documentation for their own trades.

The Firm shall retain all documentation provided by Access Persons and a record of any issues that arise during review of the documentation and how the issues were resolved.

B.
Purchases and Sales Involving a Client Account (Blackout Periods). Unless the transaction is exempt under Section V below, no Access Person may (i) purchase or sell any Covered Security prior to a Client purchasing or selling that same Covered Security; or (ii) purchase or sell any Covered Security being considered by the Firm for purchase or sale for a Client.

C.
Short-Term Trading Profits. Short-term trading by Access Persons in accounts as to which they have any beneficial ownership shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent Covered Securities within 60 calendar days by an Access Person shall be reported to the Firm’s management. Purchases or sales of Securities pursuant to an Automatic Investment Plan, including purchases through contributions to the Firm’s 401(k) plan, and purchases of shares of common stock of The Ziegler Companies, Inc. through a payroll deduction plan need not be reported. However, reallocations of amounts in an Access Person's 401(k) account involving a sale of Securities must be reported.

D.
Initial Public Offerings. No Access Person may acquire any beneficial ownership in any equity Covered Securities (or Securities convertible into equity Covered Securities) in an Initial Public Offering.

E.
Gifts. No Access Person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Firm.

F.
Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a Private Placement, each Access Person shall obtain express prior written approval from the Compliance Officer, who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for any Clients, and whether such opportunity is being offered to such Access Person by virtue of his position with the Firm.
If and after such authorization to acquire such Securities in a Private Placement has been obtained, the Access Person must disclose such personal investment whenever any subsequent consideration by a Client for investment in that issuer arises.

If a decision is being considered to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by a disinterested Portfolio Manager or Firm Officer with no personal interest in the issuer.

G.
Service as a Director. No Access Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Firm, based upon a determination that such service would be consistent with the interests of the Firm’s Clients.

If board service of an Access Person is authorized by the Board of Directors of the Firm, such Access Person shall be isolated from the investment making decisions for the Clients with respect to the company of which he is a director.

H.
Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Firm) any information regarding Securities transactions made, or being considered, by or on behalf of any Client.

V. EXEMPT TRANSACTIONS
The prohibitions and limitations described in Section IV. A and B above shall not apply to:

A.
Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

B.	Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction;

C.	Purchases that are part of an issuer's automatic dividend reinvestment plan;

D.
Purchases or sales that are made pursuant to an Automatic Investment Plan, including without limitation purchases of shares of stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan;

E.	Purchases or sales of a registered unit investment trust, exchange-traded fund or closed-end management investment company;

F.
Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

G.
Purchases or sales by Access Persons that provide proper documentation to the Compliance Officer and that (a) are in equity Securities of a company for which the market capitalization is at least $2 billion; and (b) which trades do not constitute more than 2% of the average daily trading volume in such Security over the preceding three months.

VI.  REPORTING REQUIREMENTS OF ACCESS PERSONS

A.
Initial Holdings Report. Every Access Person shall complete, sign and submit to the Compliance Officer an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report (attached hereto as Appendix E) shall include the following information:

1.
The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3.	The date on which the report is submitted by the Access Person.

The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Purchases of shares of common stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan do not need to be reported.

B.
Quarterly Transaction Reports. Every Access Person shall complete, sign and submit a Quarterly Transaction Report to the Compliance Officer (attached hereto as Appendix C) which discloses information with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Covered Security. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter. For any transaction in a Covered Security during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

1.
The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Covered Security involved;

2.	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer, or bank with or through whom the transaction was effected; and

5.	The date that the report is submitted by the Access Person.

For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:

1.	The name of the broker, dealer or bank with whom the Access Person established the account;

2.	The date on which the account was established; and

3.	The date on which the report is submitted by the Access Person.
In lieu of the report provided as Appendix C, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

Purchases of shares of common stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan do not need to be reported.

C.
Annual Holdings Reports. Every Access Person shall complete, sign and submit to the Compliance Officer an Annual Holdings Report no later than 45 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix F) shall contain the following information:

1.
The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial interest;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and

3.	The date when the Access Person submitted the report.

The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

D.
Notice of Account Openings. Each Access Person shall complete, sign and submit to the Compliance Officer a Notice of Account Opening (attached hereto as Appendix G) prior to establishing an account in which any Securities are to be held for the direct or indirect benefit of such Access Person.

E.	Confirmations. All Access Persons shall direct their brokers to supply to the Compliance Officer on a timely basis, duplicate copies of confirmations of all personal Covered Securities transactions.

F.
Disclaimer of Beneficial Ownership. No Quarterly Report or Initial or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

G.
Potential Conflicts of Interest. Every Access Person shall immediately report to the Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and Securities held or to be acquired by a Client. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than 0.5% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

H.
Notification of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports and Initial and Annual Holdings Report hereunder shall be informed of such duty by the Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.

VII. COMPLIANCE MONITORING

The Compliance Officer shall review all Quarterly Reports, Initial and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal transactions in Covered Securities by Access Persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. The Compliance Officer shall maintain a list of the names of persons responsible for reviewing those reports. Upon discovery of a violation of this Code, it shall be the responsibility of the Compliance Officer to report such violation to the management of the Firm.

VIII.  REVIEW BY BOARD OF DIRECTORS

The Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of the Firm a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code, including but not limited to information about material violations of this Code and related procedures, as well as sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors that the Firm has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code. The Board of Directors should consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors. The Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Board of Directors. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Quarterly or Annual Holdings Reports, or the failure by Access Persons to provide necessary documentation within the required time period of any personal transactions in Covered Securities, the Board of Directors may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX. RECORDS RETENTION

The Firm shall maintain records in the manner and to the extent set forth below, as required by Rule 204-2 under the Advisers Act:

A.	Retention of Copy of Statement. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;

B.
Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C.
Copy of Forms and Reports. A copy of each Personal Trading Confirmation Form, Quarterly Report, Initial Holdings Report Annual Holdings Report, and Notice of Account Opening prepared and filed by an Access Person or equivalent documents provided by an Access Person, where permissible, pursuant to this Code shall be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

D.
Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an easily accessible place;

E.	List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;

F.
Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and

G.	Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of the Firm.

X. CONFIDENTIAL TREATMENT

All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI. VIOLATIONS OF THIS CODE

Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Firm may deem appropriate, including, but not limited to, requiring prior clearance for personal trades, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Firm shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

In addition, the Firm may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII. WRITTEN ACKNOWLEDGEMENTS

Each Access Person and Supervised Person shall receive a copy of this Code when they become an Access Person or Supervised Person and any amendments thereto, and each Access Person and Supervised Person shall provide a written acknowledgement of receipt of this Code and any amendment thereto in the form attached as Appendix H.

XIII. INTERPRETATION OF PROVISIONS

Management of the Firm may, from time to time, adopt such interpretations of this Code as the Board of Directors or management of the Firm deems appropriate.

XIV. AMENDMENTS TO THE CODE

Any material change to the Code subsequent to its initial approval must be approved within six months of the change by the Board of Directors of the Firm. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the management of the Firm expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

APPENDIX A

ACCESS PERSONS AND PORTFOLIO MANAGERS

Financial Planning Representatives/Counselors/Wrap Managers

Administrative / Compliance

A-1

APPENDIX B

B.C. Ziegler and Company	Verbal Given By: _______________________
Personal Trading Confirmation Form	Date: __________	Time: __________

Personal Trading Confirmation (to be completed by access person prior to any personal trade):

Name:	Purchase or Sale(1) (please circle one)	Limit Order? Please Describe
Name of Issuer	$ Amt	Shares

A)	Are you or any member of your immediate family an officer or director of the issuer of the securities or any affiliate(2) of the issuer?

Yes ☐  No ☐

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities(3)
____________________________________________________________________________________________________

B)    Do you have any nonpublic information concerning the issuer?   Yes ☐  No ☐

Do you beneficially own more than 0.5% of the outstanding equity securities of the issuer?  Yes ☐  No ☐

If yes, please report the name of the issuer and the total number of shares "beneficially owned".
____________________________________________________________________________________________________
C)
Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the potential conflict of interest?

Yes ☐  No ☐

If Yes, please describe:___________________________________________________________________________________

To the best of my knowledge and belief, the answers that I have provided above are true and correct.

_____________________________________________________
Signature

(1)	If other than a market order, please describe any proposed transaction.

(2)
For the purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

(3)	A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting service

B-1

Approval or disapproval of Personal Trading Confirmation (to be completed by the Compliance Officer):

☐
I confirm that the above-described transaction appears to be consistent with the policies described in the Code and satisfies the requirement that the Access Person provide documentation of a personal trade in Covered Securities within seven calendar days to the Compliance Officer.

☐
I do not believe the above-described transaction is consistent with the policies described in the Code or the documentation requirement or timing requirement for confirmation of trades has been satisfied.

Dated:_______________________________	Signed:______________________________
Title:________________________________

B-2

APPENDIX C

QUARTERLY TRANSACTIONS REPORT FOR COVERED SECURITIES

Name:_________________________    Report for Quarter Ended:____________________

This Quarterly Transaction Report must be filed quarterly (within 30 days after the end of each calendar quarter) by all Access Persons of B.C. Ziegler and Company (the "Firm"). This report should list all accounts opened by the Access Person during the report period in which Securities are held for the direct or indirect benefit of the Access Person and should also list all transactions in Covered Securities during the report period, regardless of the size of such transaction.1  .

If you are an Access Person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open any accounts in which Securities are held for your direct or indirect benefit during the above quarter?

Yes ☐  No ☐

Did you have any reportable transactions in Covered Securities during the above quarter?

Yes ☐  No ☐

If you answered "Yes" to either question above, please complete the information on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.
__________________________________                  ________________________________________________________
Date Submitted                 Signature

The undersigned, __________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Quarterly Holdings Report on the _____ day of ___________, 200___.

                                                                                                           _____________________________
            Compliance Officer

The terms "Access Person", "Covered Security", and "Security" are defined in the Code of Ethics.

REPORTABLE ACCOUNT OPENINGS

For each reportable account opened during the report period, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name    Address    Contact Person      Date Account Opened

REPORTABLE SECURITIES TRANSACTIONS2

Date of transaction:

Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer purchased or sold:

Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition):

Price at which the transaction was effected:

Name of broker, dealer, or bank with or through whom the transaction was effected:

9
This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Does the transaction involve:

(a)	sale of securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)?	Yes ☐ No ☐

(b)	purchase or sale of private placement securities?	Yes ☐ No ☐

(c)	purchase of a security in an initial public offering?	Yes ☐ No ☐

Please attach additional sheets with any other relevant information

APPENDIX D

ANNUAL CERTIFICATION

I hereby certify that I (i) have read and understand the Code of Ethics of B.C. Ziegler and Company, (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to disclosed by the Code of Ethics.

Signed:  ______________________

Name:    ______________________

Date:      ______________________

D-1

APPENDIX E

INITIAL HOLDINGS REPORT

Name: _______________________   Date of Report:_________________________

This Initial Securities Holdings Report must be filed by all Access Persons of B.C. Ziegler and Company (the “Firm”) no later than 10 days after such individual becomes an Access Person.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.10 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

__________________________________                  ________________________________________________________
Date Submitted                 Signature

The undersigned, __________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Initial Holdings Report on the _____ day of ___________, 200___.

                                                                                                             _____________________________
            Compliance Officer

10    The terms "Access Person", "Covered Security", and "Security" are defined in the Code of Ethics.

E-1

REPORTABLE SECURITIES AND ACCOUNTS11

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name    Address    Contact Person      Date Account Opened

                                                                                                                                                                                                          For For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.
Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a)	securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)?	Yes ☐ No ☐

(b)	privateplacement securities?	Yes ☐ No ☐

(c)	any security purchased in an initial public offering?	Yes ☐ No ☐

Please attach additional sheets with any other relevant information

11	This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

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APPENDIX F

ANNUAL HOLDINGS REPORT

Name:_______________________   Date of Report:___________________

This Annual Securities Holdings Report must be filed by all Access Persons of B.C. Ziegler and Company, and the information contained in this report must be current as of a date no more than 45 days before the report is submitted.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.12 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

__________________________________                  ________________________________________________________
Date Submitted                 Signature

The undersigned, __________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Annual Holdings Report on the _____ day of ___________, 200___.

                                                                                                             _____________________________
            Compliance Officer

12    The terms "Access Person", "Covered Security", and "Fund Share" are defined int eh Code of Ethics.

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REPORTABLE SECURITIES AND ACCOUNTS

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name        Address    Contact Person         Date         Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.
Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a)	securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)?	Yes ☐ No ☐

(b)	privateplacement securities?	Yes ☐ No ☐

(c)	any security purchased in an initial public offering?	Yes ☐ No ☐

Please attach additional sheets with any other relevant information

13    This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.
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APPENDIX G

NOTICE OF ACCOUNT OPENING

Name:______________________________  Date of Report:__________________________

This Notice of Account Opening must be filed by all Access Persons of B.C. Ziegler and Company, prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.

For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name    Address    Contact Person  Date      Account Opened

To the best of my knowledge and belief, the answers set out in this Notice are true and correct.

__________________________________                  ________________________________________________________
Date Submitted                 Signature

The undersigned, __________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Notice of Account Opening on the _____ day of ___________, 200___.

                                                                                                             _____________________________
            Compliance Officer

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APPENDIX H

ACKNOWLEDGEMENT OF RECEIPT
OF
CODE OF ETHICS

I hereby acknowledge receipt of the Code of Ethics of B.C. Ziegler and Company, including all amendments (if any) thereto.

Dated:   ___________________________

Signed: ___________________________

Name:   ___________________________

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